UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
January 19, 2012

United Community Banks, Inc.
(Exact name of registrant as specified in its charter)

Georgia	No. 001-35095	No. 58-180-7304
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

125 Highway 515 East, P.O. Box 398
Blairsville, Georgia  30512
(Address of principal executive offices)

Registrant's telephone number, including area code:
(706) 781-2265

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On January 25, 2012, United Community Banks, Inc. (the “Registrant”) issued a news release announcing its financial results for the quarter and year ended December 31, 2011 (the “News Release”).  The News Release, including financial schedules, is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.  In connection with issuing the News Release, on January 26, 2012 at 11:00 a.m. EST, the Registrant intends to hold a conference call/webcast to discuss the News Release.  In addition to the News Release, during the conference call the Registrant intends to discuss certain financial information contained in the December 31, 2011 Investor Presentation (the “Investor Presentation”), which will be posted to the Registrant’s website at www.ucbi.com.  The Investor Presentation is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

The presentation of the Registrant’s financial results includes operating performance measures and core earnings measures, which are measures of performance determined by methods other than in accordance with generally accepted accounting principles, or GAAP.  Management included non-GAAP operating performance and core earnings measures because it believes they are useful for evaluating the Registrant’s operations and performance over periods of time, and uses operating performance and core earnings measures in managing and evaluating the Registrant’s business and intends to refer to them in discussions about the Registrant’s operations and performance.  Operating performance measures for the fourth quarter of 2010 exclude the effects of an $11.75 million pre-tax partial recovery of a 2007 fraud loss and third quarter 2010 operating performance measures exclude the effects of a $210.6 million non-cash goodwill impairment charge.  These items have been excluded from operating performance measures because management believes the items are non-recurring in nature and do not reflect overall trends in the Registrant’s earnings.  Additionally, core earnings measures exclude credit related costs such as the provision for loan losses, certain expenses and charges related to the Registrant’s 2011 asset disposition plans in the first quarter of 2011, the loss from the sale of nonperforming assets to Fletcher International, Ltd. in the second quarter of 2010 and foreclosed property expense, securities gains and losses, income taxes and other items of a non-recurring nature.  Core earnings are useful in evaluating the underlying earnings performance trends of the Registrant.  Management believes these non-GAAP performance measures may provide users of the Registrant’s financial information with a meaningful measure for assessing the Registrant’s financial results and comparing those financial results to prior periods.

Operating performance and core earnings measures should be viewed in addition to, and not as an alternative or substitute for, the Registrant’s performance measures determined in accordance with GAAP, and are not necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Arrangements of Certain Officers.

On January 19, 2012, Peter E. Raskind resigned as a director of the Registrant and the Registrant’s wholly-owned subsidiary, United Community Bank (the “bank”), so he could pursue another opportunity as a director of a large financial institution.  On that same date, the Registrant’s board of directors appointed Clifford V. Brokaw, Managing Director of Corsair Capital LLC and a director of Torus Insurance Holdings, to serve as a director of the Registrant following regulatory approval and the bank effective immediately.  Mr. Brokaw was appointed to replace Mr. Raskind under the terms of an investment agreement the Registrant entered into with Corsair Georgia, L.P. as part of the Registrant’s previously announced $380 million private placement.

Item 9.01	Financial Statements and Exhibits
(a) Financial statements: None (b) Pro forma financial information: None (c) Exhibits: 99.1 Press Release, dated January 25, 2012 99.2 Investor Presentation, Fourth Quarter 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED COMMUNITY BANKS, INC.

By:           /s/ Rex S. Schuette
Rex S. Schuette
Executive Vice President and
Chief Financial Officer

Date:  January 25, 2012